Exhibit 10.6
CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of September 28, 2007 between Luminent Mortgage Capital, Inc. (the “Company”), a Maryland corporation, and Eleanor Cornfeld Melton, a sole proprietor (the “Consultant”).
Recitals:

     The parties hereto desire to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.
     NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:
     1.      Engagement. The Company hereby engages the Consultant as a consultant to the Company, and the Consultant hereby accepts such engagement, in each case on the terms and conditions set forth in this Agreement.
     2.      Duties. As a consultant to the Company, the Consultant agrees to perform services as mutually-agreed upon by the parties. The Consultant will perform her services under this Agreement at a location of the Consultant’s discretion. The Consultant shall report to such person(s) as the Company may designate from time to time. All services will be performed in a good and workmanlike manner, all deliverables will be original works created by Consultant (except to the extent otherwise mutually agreed) of good and professional quality, and all services and deliverables will conform with the mutually-agreed specifications or statement of work.
     3.      Term.
          (a)      Initial Term. Subject to Sections 5 and 6, the term of the Consultant’s engagement hereunder shall commence on the date hereof and shall continue until the earlier to occur of (i) the completion of the Consultant’s duties as set forth in Section 2 or (ii) the termination of this Agreement by either party pursuant to subsections (b) and (c).
          (b)      Termination for Cause. Either party, upon written notice to the other, may terminate this Agreement at any time in the event there has been a material breach of the terms of this Agreement and such breach has not been cured within ten days after written notice of such breach by the non-breaching party to the breaching party. In the event of such termination by the Company, subject to any claim of setoff, the Company will pay the Consultant for services rendered up to the date of termination, along with unreimbursed expenses, and the Consultant shall not be entitled to any other or further compensation from the Company.
          (c)      Termination Without Cause. Either party may terminate this agreement at any time without cause by providing the other party with ten days’ prior written notice of the date of termination. In the event of such termination by the Company, subject to any claim of setoff, the Company will pay the Consultant for services rendered to the date of termination, along with unreimbursed expenses, and the Consultant shall not be entitled to any other or further compensation from the Company. Payment for partially completed work performed prior to termination by Consultant without cause will be subject to the usability of the work product to the Company and the remaining costs to complete the work, plus the amounts paid to Consultant, not exceeding the previously agreed price for the work.
     4.      Compensation.
          (a)      Consulting Fees. In consideration of the services to be performed hereunder, the Consultant shall be paid a consulting fee at the rate of $200 per hour, unless otherwise agreed to by the parties in writing. Within ten business days following the end of each month during the Term of the Agreement, the Consultant shall submit a detailed monthly invoice to the Company setting forth the time spent and the services rendered by the Consultant during the prior month. The Company will pay the invoice within 30 days after receipt. In consideration of entering into this Agreement, the Company shall pay the Consultant a retainer fee of $2,000. This amount will be credited toward the payment of future invoices.
          (b)      Reimbursement of Expenses. The Consultant shall be reimbursed for out-of-pocket expenses reasonably incurred by her in performing the consulting services contemplated by this Agreement, provided that such expenses in excess of $100 shall have been approved in advance by the Company and are documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.
          (c)      Entire Compensation. Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 4 shall constitute full payment for the services to be rendered by the Consultant to the Company under this Agreement.

5.     Non-Disclosure and Non-Competition
          (a)      Non-Disclosure. The Consultant acknowledges that, in the course of performing services for the Company, the Consultant may obtain knowledge of the Company’s business plans, processes, software, know-how, trade secrets, methods, models, prototypes, improvements, disclosures, customer and supplier lists, names and positions of employees and/or other proprietary and/or confidential information of the Company (collectively, the “Confidential Information”). The Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any Confidential Information to any other person, or use any Confidential Information for the Consultant’s own benefit or to the detriment of the Company, or for any purpose other than in connection with the performance of consulting services to the Company, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.
          (b)      Non-Competition. The Consultant agrees that, during the term of the Consultant’s engagement by the Company under this Agreement and for a period of one year from and after the termination of this Agreement, neither the Consultant nor any corporation or other entity in which the Consultant may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor shall, at any time during such period: (a) solicit, entice, or in any way divert any of Company’s customers to do business with any competitive business (as herein defined) or (b) solicit, hire, contract for services or otherwise employ, directly or indirectly, any of the employees of the Company while in the Company’s employ; provided, however, that nothing herein contained shall be deemed to prevent the Consultant from investing in or acquiring one per cent or less of any class of securities of any company if such class of securities is listed on a national securities exchange. For purposes of this Section 5(b), the term “competitive business” shall mean a business that is engaged in the investing in mortgage-backed securities purchased in the secondary market, the acquisition and securitization of mortgage loans and investments in residential mortgages that have credit ratings of below AAA.
     6.      Company Documentation. All deliverables and other works prepared by the Consultant for the Company hereunder will be works made for hire and all proprietary rights therein, including any copyrights, trade secrets or other intellectual property rights, will belong to the Company. To the extent any deliverable or work prepared by the Consultant for the Company hereunder does not constitute a work made for hire under applicable law, the Consultant hereby irrevocably assigns to the Company all right, title and interest therein. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are, at any time, in the possession or under the control of the Consultant, including, without limitation, all deliverables and work in progress on deliverables.
     7.      Injunctive Relief. The Consultant acknowledges that compliance with the agreements in Sections 5 and 6 is necessary to protect the good will and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company’s affairs, its trade secrets and other proprietary information. The Consultant acknowledges that a breach of the agreements in Sections 5 and 6 will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Consultant agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.
     8.      Representations and Warranties.
               (a)      Representations of the Company. As an inducement to the Consultant to enter into this Agreement, the Company represents and warrants to the Consultant as follows:
                    (i)      The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and has all requisite corporate power to enter into this Agreement.
                    (ii)      Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Company with any of the provisions hereof or thereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.
                    (iii)      This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.
          (b)      Representations of the Consultant. As an inducement to the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company as follows:

                    (i)     The Consultant has all requisite power and authority to enter into this Agreement.
                    (ii)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Consultant with any of the provisions hereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable in any respect to the Consultant or with respect to the consulting services to be rendered by the Consultant hereunder or the assignment of the Inventions contemplated hereby or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.
                    (iii)     The Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit her from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity.
                    (iv)     This Agreement has been duly executed and delivered by the Consultant and constitutes the legal, valid and binding agreements of the Consultant enforceable in accordance with its terms.
     9.      Survival of Representations, Warranties and Covenants. The provisions of Sections 5 (Non-Disclosure and Non-Competition), 6 (Company Documentation), 7 (Injunctive Relief), 8 (Representations and Warranties), 9 (Survival of Representations, Warranties and Covenants) and 11 (Independent Contractor) shall survive the termination of this Agreement.
     10.     Other Agreements. This Agreement shall not supersede any existing confidentiality or nondisclosure agreements between the Consultant and the Company.
     11.     Independent Contractor. The parties intend that the Consultant shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to her by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant’s performance of consulting services hereunder.

     12.      Third-Party Beneficiaries. This Agreement is not intended to create, and does not create, in any person other than the Company any right against Consultant, whether as a third-party beneficiary or otherwise.
     13.      Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.
     14.      Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be unless such invalidity or unenforceability would frustrate the essential purposes of the parties in entering into this Agreement.
     15.      Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.
     16.      Assignment.
          (a)      By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.
          (b)      By the Consultant. This Agreement and the obligations created hereunder may not be assigned by the Consultant.
     17.      Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
     If to the Company:
               Luminent Mortgage Capital, Inc.
               One Commerce Square, 21st Floor
               2005 Market Street
               Philadelphia, PA 19103
               Attention: S. Trezevant Moore, Jr.

     If to the Consultant:
               Eleanor Cornfeld Melton
               330 Javes Road
               Milford, NJ 08848
Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.
     18.     Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or her or her duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

LUMINENT MORTGAGE CAPITAL, INC.
By:	/s/ S. Trezevant Moore, Jr.
S. Trezevant Moore, Jr., CEO

/s/ Eleanor Cornfeld Melton
Eleanor Cornfeld Melton